Exhibit 99.1

Phunware Reports Second Quarter 2024 Financial Results

Second quarter SaaS bookings increase 623% compared to the second quarter of 2023

AUSTIN, TX, August 8, 2024 – Phunware, Inc. (“Phunware” or the “Company”) (NASDAQ: PHUN), the mobile experience platform that guides your customers through every step of their journey with you, announces its financial results for the quarter ended June 30, 2024.

“We are pleased to report solid results and continued momentum in our business for the second quarter,” said Troy Reisner, Phunware CFO. “Our team continued to work hard to support our existing customers, including executing early renewals with three of our largest customers, which demonstrates the demand for and value of our product and services.”

Financial Highlights

●	623% and 939% increase in software bookings in 2Q24 and 1H24, respectively, vs. prior periods
●	10% increase in revenue to $1.0 million during 2Q2024 vs. 1Q2024
●	49% decline in total operating expenses to $3.4 million during 2Q24 from $6.6 million during 2Q23
●	60% decline in net loss to $2.6 million in 2Q24 vs. a net loss of $6.5M in 2Q23
●	($0.32) net loss from continuing operations per share in 2Q24 vs. a ($2.10) net loss per share from continuing operations in 2Q23
●	$20.4 million of cash on hand at June 30, 2024, vs. $3.9M at December 31, 2023

Recent Business Highlights

●	Appointed seasoned hospitality leader Paul Ruffino as strategic advisor to propel hospitality sector growth
●	Added to the FTSE Russell Microcap Index after the market close on June 28, 2024

Phunware CEO Mike Snavely commented, “We continue to build on the momentum we began last quarter, driven by several major client renewals in the hospitality and healthcare sectors early in the second quarter. Our software bookings are up nearly 10x over the prior six-month period which is a testament to the effectiveness of our revamped sales team and evolving sales model, which continues to drive a strong pipeline while reducing the length of our sales cycle.

“Our go-forward strategy continues to evolve as we evaluate both the business coming in and the business we are actively pursuing, and we have begun to prudently activate our marketing spend, all designed to continue to encourage our current customers to renew early. We look forward to discussing our continued growth and demonstrate our increasing strength in the market, reminding customers and investors alike that we have long been leaders in this space and that we intend to continue to forge ahead as leaders in the mobile space,” Mr. Snavely concluded.

Second Quarter 2024 Earnings Conference Call

Phunware management will host a live conference call today at 4:30 p.m. ET to review financial results and provide an update on corporate developments. Following management’s formal remarks, there will be a question-and-answer session.

To listen to the conference call, interested parties within the U.S. should dial 1-800-715-9871 (domestic) or 646-307-1963 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and use Conference ID 4402319 to be joined into the Phunware conference call.

The conference call will also be available through a live webcast that can be accessed at Phunware 2Q24 Earnings Webcast. A webcast earnings call replay will be available approximately one hour after the live call until August 8, 2025 with this same link.

A telephonic replay of the call will be available until August 22, 2024 by dialing 1-877-481-4010 (or 919-882-2331 for international callers) and using replay access code 50975.

About Phunware, Inc.

Leading hospitality brands partner with Phunware to delight their guests with personalized mobile experiences. Phunware’s mobile applications and SDKs leverage patented wayfinding and contextual engagement to guide guests to the right experience at the right time. Hotels, resorts, casinos, and convention centers can integrate their most important business systems to unify the guest journey, boost loyalty, and drive new revenue across their properties.

Safe Harbor

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Investor Contact:

CORE IR

516-222-2560

investorrelations@phunware.com

Financial Tables Follow

Phunware, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets:
Current assets:
Cash	$20,369	$3,934
Accounts receivable, net of allowance for doubtful accounts of $86 at June 30, 2024 and December 31, 2023	972	550
Digital currencies	19	75
Prepaid expenses and other current assets	293	374
Current assets of discontinued operation	—	28
Total current assets	21,653	4,961
Property and equipment, net	31	40
Right-of-use asset	1,108	1,451
Other assets	276	276
Total assets	$23,068	$6,728

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	4,787	7,836
Accrued expenses	293	437
Lease liability	429	629
Deferred revenue	975	1,258
PhunCoin subscription payable	1,202	1,202
Debt	—	4,936
Current liabilities of discontinued operation	—	205
Total current liabilities	7,686	16,503

Deferred revenue	512	651
Lease liability	780	1,031
Total liabilities	8,978	18,185

Commitments and contingencies	-	-

Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 8,620,380 shares issued and 8,610,250 shares outstanding as of June 30, 2024; and 3,861,578 shares issued and 3,851,448 shares outstanding as of December 31, 2023	1	—
Treasury Stock at cost; 10,130 shares as of June 30, 2024 and December 31, 2023	(502)	(502)
Additional paid-in capital	322,936	292,467
Accumulated other comprehensive loss	(418)	(418)
Accumulated deficit	(307,927)	(303,004)
Total stockholders’ equity (deficit)	14,090	(11,457)
Total liabilities and stockholders’ equity (deficit)	$23,068	$6,728

Phunware, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net revenues	$1,011	$1,295	$1,932	$2,640
Cost of revenues	541	760	938	2,030
Gross profit	470	535	994	610

Operating expenses:
Sales and marketing	609	1,142	1,052	1,998
General and administrative	2,299	4,268	4,770	8,412
Research and development	496	1,212	980	2,981
Total operating expenses	3,404	6,622	6,802	13,391
Operating loss	(2,934)	(6,087)	(5,808)	(12,781)

Other income (expense):
Interest expense	(8)	(553)	(116)	(1,090)
Interest income	239	—	379	—
Gain on extinguishment of debt	—	—	535	—
Gain on sale of digital currencies	—	2,096	—	5,310
Other income	72	130	87	435
Total other income	303	1,673	885	4,655
Loss before taxes	(2,631)	(4,414)	(4,923)	(8,126)
Income tax benefit (expense)	—	—	—	—
Net loss from continuing operations	(2,631)	(4,414)	(4,923)	(8,126)
Net loss from discontinued operation	—	(2,110)	—	(2,667)
Net loss	(2,631)	(6,524)	(4,923)	(10,793)
Other comprehensive income
Cumulative translation adjustment	—	23	—	46
Comprehensive loss	$(2,631)	$(6,501)	$(4,923)	$(10,747)

Net loss from continuing operations per share, basic and diluted	$(0.32)	$(2.10)	$(0.65)	$(3.90)
Net loss from discontinued operations per share, basic and diluted	$—	$(1.00)	$—	$(1.28)

Weighted-average shares used to compute net loss per share, basic and diluted	8,299,323	2,102,051	7,581,774	2,082,715

Phunware, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2024		2023
Operating activities
Net loss from continuing operations		$(4,923)	$(8,126)
Net loss from discontinued operation		-	(2,667)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on sale of digital assets		-	(5,310)
Gain on extinguishment of debt		(535)	-
Stock based compensation		1,290	2,824
Other adjustments		434	952
Changes in operating assets and liabilities:
Accounts receivable		(422)	(28)
Prepaid expenses and other assets		81	19
Accounts payable and accrued expenses		(3,158)	(252)
Lease liability payments		(373)	(527)
Deferred revenue		(422)	(687)
Net cash used in operating activities from continued operations		(8,028)	(13,802)
Net cash (used in) provided by operating activities from discontinued operation		(177)	1,242
Net cash used in operating activities		(8,205)	(12,560)
Investing activities
Proceeds received from sale of digital currencies		—	15,390
Net cash provided by investing activities - continuing operations		—	15,390
Net cash used in investing activities - discontinued operations		—	(9)
Net cash used in investing activities		—	15,381
Financing activities
Payments on borrowings		—	(4,270)
Proceeds from sales of common stock		24,640	995
Proceeds from exercise of options to purchase common stock		—	58
Payments on stock repurchases		—	(502)
Net cash provided by (used in) financing activities		24,640	(3,719)

Effect of exchange rate on cash		—	48
Net increase (decrease) in cash		16,435	(850)
Cash at the beginning of the period		3,934	1,955
Cash at the end of the period		$20,369	$1,105

Supplemental disclosure of cash flow information
Interest paid		$12	$438
Income taxes paid		$40	$—
Supplemental disclosures of non-cash financing activities:
Issuance of common stock upon conversion of the 2022 Promissory Note		$4,505	$—
Issuance of common stock for payment of bonuses and consulting fees		$35	$347
Non-cash exchange of digital assets	$		$557
Issuance of common stock under the 2018 Employee Stock Purchase Plan, previously accrued	$		$47